SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            INTEGRATED SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            INTEGRATED SYSTEMS, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                                [GRAPHIC OMITTED]


                            INTEGRATED SYSTEMS, INC.
                             201 Moffett Park Drive
                           Sunnyvale, California 94089


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Integrated Systems, Inc. (the "Company") will be held at the Company, 201 Moffett Park Drive, Sunnyvale, California, 94089 on July 15, 1997 at 2:00 p.m. for the following purposes:

         1. To elect six directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The Company's Board of Directors has nominated the following candidates: Narendra K. Gupta, John C. Bolger, Vinita Gupta, Thomas Kailath, Richard C. Murphy and David P. St. Charles.

         2. To consider and vote upon a proposal to amend the 1988 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 to a total of 7,000,000 shares.

         3. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on May 23, 1997 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                                        By Order of the Board of Directors

                                        /s/ Narendra K. Gupta
                                        Narendra K. Gupta
                                        Chairman of the Board

Sunnyvale, California
June 16, 1997


================================================================================
             WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
                 COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY
                     AND RETURN IT PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.
================================================================================

                                [GRAPHIC OMITTED]



                            INTEGRATED SYSTEMS, INC.
                             201 Moffett Park Drive
                           Sunnyvale, California 94089



                                 PROXY STATEMENT



                                  June 16, 1997



         The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Systems, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company, 201 Moffett Park Drive, Sunnyvale, California, 94089 on July 15, 1997 at 2:00 p.m. (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on May 23, 1997 will be entitled to vote at the Meeting. At the close of business on that date, the Company had 23,145,870 shares of Common Stock outstanding and entitled to vote. Shares will be deemed to be represented at the meeting both where a shareholder specifically abstains from voting and where a broker or other nominee holding shares for beneficial owners is able to vote on certain matters at the Meeting pursuant to discretionary authority or instruction from beneficial owners but with respect to other matters may not have received instructions from the beneficial owner and may not exercise voting power ("broker non-votes"). A majority, or 11,572,936 of these shares, represented in person or by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and accompanying proxy will first be mailed to shareholders on or about June 19, 1997.



             VOTING RIGHTS; SOLICITATION AND REVOCABILITY OF PROXIES

         Holders of Common Stock are entitled to one vote for each share held as of the above record date. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee, and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

         The expenses of soliciting proxies in the form accompanying this Proxy Statement will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         At the Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at six members. Shares represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director. Directors are elected by a plurality of the shares voting, in person or by proxy, at the Meeting. The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected. Votes withheld, abstentions and broker non-votes have no legal effect.

Directors/Nominees

         The  names  of  the  nominees,   and  certain  information  about  them
(including their respective terms of service), are set forth below:

Director
Name of Nominee                  Age           Principal Occupation                       Since
---------------                  ---           --------------------                       -----
Narendra K. Gupta                48            Chairman of the Board and                  1980
                                                 Secretary of the Company

David P. St. Charles             48            President and Chief Executive Officer      1993
                                                 of the Company

John C. Bolger (1) (2)           50            Retired Chief Financial Officer            1993
                                                 Cisco Systems, Inc.

Vinita Gupta                     46            Chairperson of the Board                   1980
                                                 Digital Link Corporation

Thomas Kailath (1)               61            Professor of Engineering,                  1980
                                                 Stanford University

Richard C. Murphy (1) (2)        52            Director                                   1994

----------------------------------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         All nominees were reelected at the Company's Annual Meeting of Shareholders held on July 17, 1996.

         Dr. Gupta is a founder of the Company and has been a director of the Company since its formation in 1980. He has been the Chairman of the Board of the Company since March 1993 and Secretary since September 1989. Dr. Gupta was Chief Executive Officer from 1988 to May 1994 and President from the Company's formation in 1980 to May 1994. He was elected a Fellow of the Institute of Electrical and Electronic Engineers ("IEEE") in November 1991. Dr. Gupta is currently also a director of Digital Link Corporation, a data communications and wide-area networking equipment manufacturer, and Simulation Sciences, Inc., a developer of chemical simulation software. Dr. Gupta holds an M.S. degree from the California Institute of Technology and a Ph.D. degree from Stanford University. He is Vinita Gupta's husband.

         Mr. St. Charles joined the Company in August 1993 and was appointed President and Chief Executive Officer of the Company in May 1994. He has been a director since he joined the Company in August 1993. From April 1990 until August 1993, Mr. St. Charles served as President and a director of Wind River Systems, Inc., a real-time software company. Mr. St. Charles holds a B.A. in Liberal Arts and an M.A. in International Economics from Carleton University and an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology.

         Mr. Bolger has been a director of the Company since July 1993. He served as Vice President, Finance and Administration, and Secretary of Cisco Systems, Inc., a networking software company, from 1989 until his retirement in 1992. Mr. Bolger is currently also a director of Integrated Device Technology, Inc., a semiconductor manufacturer, McAfee Associates, a software company, TCSI, a communication software company, and Sanmina

Corporation, a backplane and contract assembly manufacturer. He holds a B.A. in English Literature from the University of Massachusetts and an M.B.A. from Harvard University.

         Mrs. Gupta has been a director of the Company since its formation in 1980. Since May 1985, she has been Chairperson of Digital Link Corporation. In addition, from May 1985 to September 1996, Mrs. Gupta served as President and Chief Executive Officer of Digital Link Corporation. Mrs. Gupta holds an M.S. degree in Electrical Engineering from the University of California, Los Angeles. She is Narendra K. Gupta's spouse.

         Dr. Kailath is a founder of the Company and has been a director of the Company since its formation in 1980. He served as Vice Chairman of the Board of Directors from January 1990 to March 1993 and Chairman of the Board of Directors from April 1980 to January 1990. He is currently the Hitachi America Professor of Engineering at Stanford University, where he has been on the faculty since January 1963. Dr. Kailath is a member of the National Academy of Engineering, the American Academy of Arts and Sciences and a Fellow of the IEEE. Dr. Kailath holds M.S. and Sc.D. degrees in Electrical Engineering from the Massachusetts Institute of Technology.

         Mr. Murphy has been a director of the Company since December 1994. He is a self-employed business consultant. Mr. Murphy is currently also a director of Objectivity, Inc., an object database software company and iXOS Software Inc., a distributor of image management software. He holds a B.S. in Mechanical Engineering from the University of Illinois and an M.B.A. from Northwestern University.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                      OF EACH OF THE NOMINEES LISTED ABOVE.


Board of Directors' Meetings and Committees

         The Board met five times and acted by unanimous written consent once during the year ended February 28, 1997. All directors attended every meeting of the Board and of the committees of the Board either in person or by phone on which he or she served.

         Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

         Mr. Bolger and Mr. Murphy are currently the members of the Audit Committee. The Audit Committee met once during fiscal 1997. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the Company's annual audit and the fees charged by the independent accountants and reviews and monitors the performance of non-audit services by the Company's independent accountants.

         Mr. Bolger, Mr. Murphy and Dr. Kailath are currently the members of the Company's Compensation Committee. The Compensation Committee met six times and acted by unanimous written consent once during fiscal 1997. The Compensation Committee administers the Company's Stock Option Plans and 1990 Employee Stock Purchase Plan and determines salaries and other compensation for officers and employees.

         The Company paid Mr. Bolger, Mrs. Gupta, Dr. Kailath and Mr. Murphy $16,000 each in directors' fees during fiscal 1997.

         In March 1994 the Board adopted the 1994 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 400,000 shares of the Company's Common Stock for issuance thereunder. The shareholders approved the adoption of the Directors Plan in July 1994. The Directors Plan provides for the automatic grant of a nonqualified stock option to purchase 15,000 shares of the Company's Common Stock to each nonemployee director who was serving on the Board at the time of the Board's adoption of the Directors Plan or who becomes a member of the Board for the first time after the effective date of the Directors Plan. In addition, the Directors Plan provides for automatic annual grants of nonqualified options to purchase 5,000 shares of the Company's Common Stock to each nonemployee director on the anniversary of such director joining the Board, as long as the optionee remains a member of the Board. In accordance with the Directors Plan, the following options were granted during fiscal 1997: John C. Bolger was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $28.25 per share, Vinita Gupta and Thomas Kailath were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $22.75 per share, and Richard C. Murphy was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $20.75 per share. As of May 23, 1997, options to purchase 170,000 shares had been granted, 5,000 shares had been issued upon exercise of options and 230,000 shares were available for future grants pursuant to the Directors Plan.

                  PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO
                             1988 STOCK OPTION PLAN

         Shareholders are being asked to approve an amendment to the Company's 1988 Stock Option Plan (the "1988 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 6,000,000 to 7,000,000 shares. The Board believes that amendment of the 1988 Plan to increase the number of shares of Common Stock available for issuance pursuant to options granted under the 1988 Plan is in the best interests of the Company. The granting of options under the 1988 Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability. The Board believes that an increase of 1,000,000 shares in the reserves available for issuance pursuant to options granted under the 1988 Plan is necessary to ensure that the Company can continue to attract and retain outstanding employees and executive officers as needed.

         The Board approved the proposal amendment described above on March 28, 1997. Shareholder approval of the amendment requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions have the effect of a negative vote, but broker non-votes do not affect the calculation.

         Below is a summary of the principal provisions of the 1988 Plan as proposed to be amended.

1988 Plan History

         The 1988 Plan, which originally covered 2,000,000 shares of Common Stock, was adopted by the Board and approved by the shareholders in September 1988. Amendments increasing the number of shares of Common Stock reserved for issuance under the 1988 Plan were adopted by the Board in January 1992 (2,000,000 shares) and March 1994 (2,000,000 shares), and approved by the shareholders in July 1992 and July 1994, respectively. In addition, the 1988 Plan was amended in 1994 to limit the number of shares of Common Stock issuable to any optionee under the 1988 Plan, as amended, to 500,000 shares.

         In 1997, to respond to the substantial increase in competitive attempts to recruit employees essential to the success of the Company, the Compensation Committee elected to reprice options. Competition for skilled engineers and other key employees is intense and the use of significant options for retention and motivation of such personnel is pervasive in the high technology industries. The Compensation Committee believes that options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company. The market price of the Company's Common Stock decreased substantially from a high of $41.25 in September 1996 to $8.75 in April 1997. In light of this substantial decline in the market price, the Compensation Committee believed that the large numbers of outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, in April 1997, the Compensation Committee approved an option repricing program.

         All employees, including executive officers, were eligible to participate under the repricing program. All eligible optionees with options that were granted under the Company's option plans, whether vested or unvested, and that had exercise prices greater than the closing price on the Nasdaq National Market on the date of the repricing, had the option to exchange such options on a one-for-one basis. Options to purchase an aggregate of 1,222,632 shares of Common Stock were repriced, with new exercise prices ranging from $8.75 to $10.50 per share, based on the closing price of the Common Stock on the Nasdaq National Market on the date individual employees agreed to cancel their original outstanding options. The vesting schedule of the new options was adjusted to begin on the date individual employees agreed to cancel their original outstanding options, with any prior vesting being forfeited.

         As of May 23, 1997, options to purchase 2,910,430 shares are outstanding and options for 470,256 shares are available for future grants under the 1988 Plan. The amendment to the 1988 Plan will enable the Company to attract senior executives to the Company as needed.

Administration

         The  1988  Plan  is  administered  by a  Committee  of the  Board  (the
"Committee") consisting of at lease three members of the Board who are "disinterested persons" as that term is defined in the 1988 Plan, and, if there are three or more "outside directors" as that term is defined pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each of the members of the Committee must also be an "outside director".

         Subject to the terms of the 1988 Plan, the Committee determines the persons who are to receive options, the number of shares subject to each option and the terms and conditions of such options. The Committee also has the authority to construe and interpret any of the provisions of the 1988 Plan of any options granted thereunder.

Eligibility

         The 1988 Plan provides that the options may be granted only to such employees, officers, and directors and consultants of the Company or any parent, subsidiary of affiliate of the Company (as such terms are defined in the 1988
Plan) as the Committee may determine (including directors who are also employees or consultants) provided that only employees of the Company or a parent or subsidiary of the Company may receive incentive stock options ("ISO's"). No optionee is eligible to receive more than 500,000 shares under the 1988 Plan, as amended. From the inception of the 1988 Plan in September 1988 to May 23, 1997, options to purchase an aggregate of 5,529,744 shares (net of 3,349,012 shares canceled) of the Company's Common Stock were granted under the 1988 Plan. Of these, options to purchase a total of 1,558,000 shares were granted to each executive officer named in the Summary Compensation Table, as follows: David St. Charles, 770,000 shares, Naren Gupta, zero shares, Tony Tolani, 60,000 shares, Joseph Addiego, 407,000 shares, Gregory Olson, 200,000 shares, and Andrew Pease, 70,000 shares. During the same period, options to purchase an aggregate of 2,109,000 shares of Common Stock were granted to all current executive officers of the Company as a group (14 persons). No options were granted to current directors or nominees for election as a director who are not executive officers as a group (4 persons) or to associates of any such executive officers, directors or nominees. As of May 23, 1997, approximately 521 persons were eligible to receive options under the 1988 Plan, the cumulative number of shares issued upon exercise of options since inception of the 1988 Plan was 2,619,314 and 2,910,430 shares were subject to outstanding options. As of that date, 470,256 shares were available for future option grants. The fair market value of the Company's Common Stock on May 23, 1997 was $12.25 per share.

Stock

         The stock subject to options under the 1988 Plan consists of the Company's authorized but unissued Common Stock. The aggregate number of shares issued under options pursuant to the 1988 Plan may not exceed 6,000,000 (7,000,000 if Proposal No. 2 is approved by the Company's shareholders). In the event that any outstanding option under the 1988 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be made subject to an option under the 1988 Plan.

Terms of Options

         Subject to the terms and conditions of the 1988 Plan, the Committee, in its discretion, determines for each option whether the option is to be an ISO or a nonqualified stock option ("NQSO"), the number of shares for which the option will be granted, the exercise price of the option, the periods during which the option may be exercised, and other terms and conditions. Each option is evidenced by an option grant in such form as the Committee approves and is subject to the following conditions:

         Option Price. The option exercise price may not be less than the fair market value of the shares of Common Stock on the date of grant, provided however that the option exercise price of an ISO granted to a 10% shareholder may not be less than 110% of the fair market value of the shares of Common Stock on the date of grant.

         Form of Payment. The option exercise price is typically payable in cash or by check. In addition, the option exercise price may also be payable in shares of fully paid Common Stock of the Company that have been owned by an optionee for more than six months, by promissory note, through a "same day sale" or by a combination of the foregoing that the Committee may authorize.

         Terms of Options and Vesting. Under the 1988 Plan, options are permitted to be exercised for up to ten years, except that an ISO granted to a 10% shareholder of the Company can only be exercised for five years. Options that were granted under the 1988 Plan prior to May 11, 1993 generally become exercisable annually over a period of five years, at a rate of 20% on each anniversary date after the date of grant. Options that were granted under the 1988 Plan between May 11, 1993 and December 12, 1996 generally become exercisable over a period of five years, at a rate of 20% on the first anniversary date after the date of grant and then 1/60th of the shares granted at the end of each month thereafter. Options that were granted under the 1988 Plan on or after December 13, 1996 generally become exercisable over a period of four years, at a rate of 25% on the first anniversary date after the date of grant and then 1/48th of the shares granted at the end of each month thereafter.

         Termination of Employment. If an optionee ceases to be employed by the Company, the optionee typically has three months (or twelve months in the case of the employee's death or disability) to exercise any options exercisable on the date employment ends.

         Recapitalization. The number of shares subject to any option will be adjusted in the event of a stock dividend, stock split, reverse stock split or similar change relating to the Company's Common Stock. In the event of a dissolution or certain types of acquisitions of the Company, if the options are not assumed or substituted by a successor corporation, they will accelerate and become exercisable in full prior to their termination.

         Other Provisions. The option grant and exercise agreements authorized under the 1988 Plan, which may be different for each option, may contain such other provisions as the Committee deems advisable.

Term of the Plan

         Options may be granted pursuant to the 1988 Plan from time to time until September 1998, which is ten years after the date the 1988 Plan was originally adopted by the board.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE 1988 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OT HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1988 PLAN.

         Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax) (the "AMT"). If the Participant holds shares acquired upon exercise of an ISO (the "ISO shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

         If the Participant disposes of the ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

         Alternative Minimum Tax. The difference between the fair market value of the ISO shares on the date of exercise and the exercise rice is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

         Nonqualified Stock Options. A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the Participant must include in income as compensation as amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation on depreciation in the value of the shares will be treated as capital gain or loss.

         Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 28%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

         Tax Treatment of the Company. The Company generally will be entitled to a deduction in connection with the exercise of a NQSO by a participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

         The 1988 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), and is not qualified under
Section 401(a) of the Code.

New Plan Benefits

         The amounts of future option grants under the 1988 Plan are not determinable because, under the terms of the 1988 Plan, such grants are made in the discretion of the Committee, Future option exercise prices are not determinable because they are based upon the fair market value of the Company's Common Stock on the date of grant.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                    AMENDMENT TO THE 1988 STOCK OPTION PLAN.

      PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Company has selected Coopers & Lybrand L.L.P. as its principal independent accountants to perform the audit of the Company's financial statements for the current fiscal year, and the shareholders are being asked to ratify this selection. Representatives of Coopers & Lybrand L.L.P. will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
            RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of May 23, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table below and (iv) all officers and directors as a group.

  Name and Address                                    Amount and Nature of
of Beneficial Owner                                  Beneficial Ownership (1)          Percent of Class
-------------------                                  ------------------------          ----------------
Narendra K. and Vinita Gupta (2)(3)(4)                     4,759,875                   20.6%
Nevis Capital Management (5)                               2,201,900                    9.5%
Thomas Kailath (4)(6)                                        833,725                    3.6%
David P. St. Charles (4)                                     130,195                       *
John C. Bolger (4)                                            33,750                       *
Richard C. Murphy (4)                                         24,062                       *
Tony Tolani (4) (7)                                           22,646                       *
Joseph Addiego (4)                                            15,362                       *
Gregory Olson (4) (7)                                              0                       *
Andrew Pease (4) (7)                                               0                       *

All officers and directors as a group (14 persons) (4)     5,909,907                   25.5%

----------------------------------
* Less than 1%

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws.

(2) The address of this shareholder is c/o Integrated Systems, Inc., 201 Moffett Park Drive, Sunnyvale, CA, 94089.

(3) Represents (i) 3,720,200 shares of Common Stock held of record by Dr. and Mrs. Gupta, (ii) 1,000,000 shares held of record by them, together with a third party, as trustees for their children, as to which they disclaim beneficial ownership, (iii) 7,800 shares held by Dr. Gupta as custodian for his daughter under the Uniform Gifts to Minors Act, as to which he disclaims beneficial ownership and (iv) 31,875 shares subject to options held by Mrs. Gupta that are exercisable within 60 days of May 23, 1997.

(4) Includes 31,875 shares for Mrs. Gupta, 31,875 shares for Dr. Kailath, 128,750 shares for Mr. St. Charles, 29,750 shares for Mr. Bolger, 20,667 shares for Mr. Tolani, 19,062 shares for Mr. Murphy, 10,500 shares for Mr. Addiego, and 361,130 shares for all directors and officers as a group that are subject to options and are exercisable within 60 days after May 23, 1997.

(5) The address of this shareholder is Nevis Capital Management, Inc., 1119 St. Paul Street, Baltimore, Maryland, 21202. As of February 12, 1997, Nevis Capital Management ("Nevis") reported on Schedule 13G filed with the SEC that it beneficially owned 2,112,800 shares of the Company's Common Stock. Nevis has since orally informed the Company that, as of May 23, 1997, it owned 2,201,900 shares of the Company's Common Stock.

(6) Represents (i) 407,850 shares of Common Stock held of record by Dr. Kailath and his wife as trustees of a revocable trust, (ii) 394,000 shares held of record by them, together with a third party, as trustees for their three children, and as custodians for their son under the Uniform Gifts to Minors Act and (iii) 31,875 shares subject to options held by Dr. Kailath that are exercisable within 60 days of May 23, 1997.

(7) Tony Tolani, Gregory Olson, and Andrew Pease are no longer executive officers of the Company.


                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded, earned or paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1997, as well as one former executive officer, for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 1995, 1996 and 1997. This information includes the dollar values of base salaries and bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights ("SARs") and has no long-term compensation benefits other than options.

                                       SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                         Compensation
                                           Annual Compensation              Awards
                                           ----------------------------- ------------

                                                                          Securities     All Other
                                                                          Underlying     Compensa-
Name and                                     Salary (1)      Bonus (2)    Options (3)    tion  (4)
Principal Position           Year              ($)              ($)          (#)            ($)
---------------------------- ----------    --------------  ------------- --------------------------------
David St. Charles              FY97          $257,462           --          100,000        $2,113
President and CEO              FY96          $209,056        $90,000         60,000        $1,397
                               FY95          $184,631        $58,586         50,000        $2,353

Narendra K. Gupta              FY97          $181,742           --             --          $2,510
Chairman and Secretary         FY96          $174,434        $65,000           --          $2,357
                               FY95          $159,438        $40,278           --          $2,356

Tony Tolani                    FY97          $288,387           --           10,000        $1,942
Vice President,                FY96          $207,341        $10,000           --          $1,327
Far East Operations            FY95 (5)       $28,307        $15,000         40,000          $431

Joseph Addiego  (6)            FY97          $274,303           --           40,000        $2,177
President,                     FY96          $249,222        $15,000         20,000        $2,211
TakeFive Software, GmbH        FY95          $214,504        $10,000         30,000        $2,395

Gregory Olson                  FY97 (7)      $192,750           --          100,000          $956
Vice President,
Marketing

Andrew Pease                   FY97 (8)      $175,689           --           35,000        $1,997
Vice President,
North American Sales

----------------------------------
(1)      Includes commissions and deferrals for 401(k) and Section 125 Plans.

(2) Represents bonuses earned for services rendered during the fiscal year listed, but does not include bonuses paid during the fiscal year listed for services rendered during a prior fiscal year.

(3) Options issued prior to fiscal 1997 reflect a 2-for-1 stock split of the Company effective April 5, 1996.

(4)      Represents employer matching contributions to 401(k) Plan accounts.

(5) Amounts listed are for a partial fiscal year from the time Mr. Tolani became an executive officer of the Company on December 12, 1994 through the end of the fiscal year. Mr. Tolani is no longer with the Company.

(6) For fiscal 1995, fiscal 1996, and from March 1, 1996 through May 31, 1996, Mr. Addiego served as Vice President, North American Sales.

                                      -9-


(7) Amounts listed are for July 1996 when Mr. Olson became an executive officer of the Company, through the end of the fiscal year. Mr. Olson is no longer with the Company.

(8) Amounts listed are for June 1996 when Mr. Pease became an executive officer of the Company, through the end of the fiscal year. Mr. Pease in no longer with the Company.

The following table sets forth further information regarding individual grants of options for the Company's Common Stock during fiscal 1997 to each of the executive officers named in the Summary Compensation Table above. All such grants were made pursuant to the Company's 1988 Stock Option Plan. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                       OPTION GRANTS IN FISCAL 1997

                                                                                  Potential Realizable
                                                                                   Value at Assumed
                                                                                 Annual Rates of Stock
                                                                                    Price Appreciation
                                            Individual Grants                      For Option Term
                       -------------------------------------------------------- ------------------------------

                          Number          % of
                            of            Total
                        Securities       Options
                        Underlying       Granted       Exercise
                          Options          in          or Base       Expira-
                          Granted        Fiscal         Price          tion          5%             10%
        Name              (1) (#)         1997       $/Share (2)     Date (2)      ($) (3)        ($) (3)
---------------------  --------------  ------------ --------------- ----------- -------------- ---------------
David St. Charles            100,000        9.6820          10.250     4/16/07       $645,000      $1,634,000

Narendra K. Gupta                 --            --              --          --             --              --

Tony Tolani                   10,000        0.9682           8.750     4/17/07        $55,000        $139,500

Joseph Addiego                40,000        3.8730           8.750     4/17/07       $220,000        $558,000

Gregory Olson                100,000        9.6820           8.750     4/17/07       $550,000        $845,000

Andrew Pease                  35,000        3.3889           8.750     4/17/07       $192,500        $448,250

----------------------------------
(1) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. Under the 1988 Plan, options are permitted to be exercised for up to ten years, except that an ISO granted to a 10% shareholder of the Company can only be exercised for five years. Options generally become exercisable over a period of four years, at a rate of 25% on the first anniversary date after the date of grant, then 1/48th of the shares at the end of each month thereafter.

(2)      In April  1997,  the  Company  offered  employees  the  right to cancel certain outstanding stock options at original exercise prices and receive new options with a new exercise price. The new exercise prices range from $8.75 to $10.50 per share, based on the closing price of the Common Stock on the date individual employees agreed to cancel their options. Options to purchase a total of 1,222,632 shares were issued in April 1997. Vesting under the new options commenced on the date the individual employees agreed to cancel their original options, and occurs over a four year period. All of the options shown above were canceled and regranted in April 1997. The exercise prices and expiration dates shown above reflect the exercise prices and expiration dates of the new grants.

(3)      The  5%  and  10%  assumed  rates  of  annual   compound   stock  price
         appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

                                      -10-

The following table sets forth certain information concerning the exercise of stock options during fiscal 1997 by each of the executive officers named in the Summary Compensation Table above and the number and value at February 28, 1997 of unexercised options held by said individuals:

                         AGGREGATED OPTION EXERCISES IN FISCAL 1997
                             AND FEBRUARY 28, 1997 OPTION VALUES

                                                            Number of                     Value of
                                                       Securities Underlying         Unexercised In-the
                                                        Unexercised Options            Money Options
                                                             at 2/28/97                 at 2/28/97  (2)
                                                      ---------------------------- ----------------------------
                         Shares
                        Acquired         Value
                           on           Realized         Exer-        Unexer-         Exer-         Unexer-
        Name            Exercise        ($) (1)         cisable       cisable        cisable        cisable
--------------------- -------------- ---------------  ------------ --------------- -------------  -------------
David St. Charles         194,500      $4,300,254        89,333         196,167    $1,524,298     $2,726,589

Narendra K. Gupta              --              --            --              --            --             --

Tony Tolani                    --              --        17,333          32,667      $257,829       $474,672

Joseph Addiego             36,000        $723,187        34,151          86,333      $610,642     $1,291,516

Gregory Olson                  --              --            --         100,000            --     $1,375,000

Andrew Pease                   --                            --          35,000            --       $481,250

----------------------------------
(1) "Value Realized" represents the fair market value of the shares of Common Stock underlying the option on the date of exercise less the aggregate price of the option.

(2) These values have not been, and may never be, realized. These values are based on the positive spread between the respective exercise prices of outstanding options (as repriced in April 1997) and the closing price of the Company's Common Stock on February 28, 1997, the last day of trading for fiscal 1997.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board makes all decisions involving the compensation of executive officers of the Company. During fiscal 1997, the Compensation Committee consisted of the following non-employee directors: John
C. Bolger, Dr. Thomas Kailath and Richard C. Murphy.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Through the entire fiscal year 1997, the Compensation Committee of the Board was comprised of three non-management directors of the Company, John Bolger, Thomas Kailath, and Richard Murphy. Mr. David P. St. Charles, President and Chief Executive Officer, evaluated the performance of all executive officers and recommended salary adjustments which were reviewed and approved by the Compensation Committee. Performance evaluations for individual executive officers are based on predetermined individual goals. For the Company's Chief Executive Officer and Chairman of the Board, these goals are set by the Compensation Committee, and for all other officers, these goals are recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. Mr. St. Charles and Dr. Gupta did not participate in any discussions regarding recommended salary adjustments for themselves.

         The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers and the Chairman of the Board of the Company. These policies are based upon the philosophy that the Company's long-term success in its marketplace is best achieved through recruitment and retention of the best people in the industry. The Compensation Committee applies this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses and stock options. The Compensation Committee believes that the compensation of the Chief Executive Officer, the Chairman of the Board and the Company's other executive officers should be greatly influenced by the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Each executive officer's performance for the last fiscal year and objectives for the subsequent year are reviewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year. The Compensation Committee administers the Company's equity plans, including the 1988 Stock Option Plan and the 1990 Employee Stock Purchase Plan.

Salary

         The Company strives to offer salaries to its executive officers that are competitive in its industry for similar positions requiring similar qualifications. In determining executive officers salaries, the Compensation Committee considers information provided by the Vice President, Human Resources and Operations, whose recommendations are based upon salary surveys specific to the Company's industry, size and geographic location. Such surveys are prepared by an independent organization using information provided from over 300 companies. These surveys summarize information from companies that closely match the Company in terms of such things as product or industry, geography and revenue levels. To this end, the Compensation Committee attempted to compare the compensation of the Company's executive officers with the compensation practices of the survey companies to determine base salary, target bonuses and target total cash compensation. In preparing the performance graph for this Proxy
Statement, the Company used the Hambrecht & Quist Technology Index as its published line of business index. The compensation practices of most of the companies in the Hambrecht & Quist Technology Index were not reviewed in detail by the Company when the Compensation Committee reviewed the compensation information discussed above because such companies were determined not to be directly competitive with the Company for executive talent. In addition to their base salaries, the Company's executive officers, including the Chief Executive Officer and Chairman of the Board, are each eligible to receive a cash bonus and are entitled to participate in the 1988 Stock Option Plan. The bonus for the Chief Executive Officer, Chairman of the Board and for other executives is based primarily on Company performance.

         The foregoing information was presented to the Compensation Committee in March 1997. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective March 1, 1997 for each executive officer, including the Chief Executive Officer and Chairman of the Board. In addition to considering the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and Chief Executive Officer place primary weight on the financial condition of the Company in considering salary adjustments.

Bonuses

         The Company seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to the Company. For this reason, the Compensation Committee administers a bonus plan, which can comprise a substantial portion of the total compensation of executive officers when earned and paid.

         The Compensation Committee determines annually the total amount of cash bonuses available for executive officers. Awards under the plan are contingent upon the performance of the Company as a whole, based upon the Company's attaining certain revenue and operating profit goals set by the Board annually in consultation with the Chief Executive Officer. The target amounts of bonuses available to each executive officer are set annually by the Compensation
Committee in its discretion with regard to the Chief Executive Officer and Chairman of the Board and by the Chief Executive Officer, subject to review and approval by the Compensation Committee, with regard to executive officers other than himself. In all cases, the relative target amounts for individual officers are based upon the total dollars available for bonuses, and historical and expected future contributions by the individual executive officer. In fiscal 1997, the objectives used by the Company as the basis for incentive compensation were based primarily on Company performance. Executive officers earn a percentage of the target amounts under the bonus plan relating to the achievement of the performance goals under the plan by the Company, as determined by the Committee annually in its discretion. Awards are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets.

Stock Options

         The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's shareholders, and therefore recommends to the Board periodic grants of stock options under the Company's 1988 Stock Option Plan. Stock options are granted by the Compensation Committee in its discretion at the prevailing market price and will have value only if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

         The Compensation Committee makes option grants in its discretion after consideration of recommendations from Mr. St. Charles and other members of the Board. Recommendations for options are based upon relative positions and responsibilities of executive officers, historical and expected contributions of each executive officer to the Company, and previous option grants to such executive officers. Options are recommended with a goal of providing equity compensation for executive officers competitive with that of executive officers of similar rank in other companies in the Company's industry, geographic location and size. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Committee in its discretion may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate results, past performance or consistency within the executive's peer group. In fiscal 1997, the Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. Option grants for fiscal 1997 are set forth in the table above entitled "Option Grants in Fiscal 1997".

         In April 1997, the Compensation Committee approved an option repricing program. All employees, including executive officers, were eligible to participate under the repricing program. All eligible executive officers with options that had exercise prices greater than closing price on the Nasdaq National Market on the date of the repricing, had the option to exchange such options on a one-for-one basis. Options to purchase an aggregate of 1,222,632 shares of Common Stock were repriced, with new exercise prices ranging from $8.75 to $10.50 per share, based on the closing price of the Common Stock on the Nasdaq National Market on the date individual employees agreed to cancel their original outstanding options. Of these repriced options, 451,000 were held by executive officers of the Company. The vesting schedule of the new options was adjusted to begin on the date individual employees agreed to cancel their original outstanding options, with any prior vesting being forfeited.

Fiscal 1997 Chief Executive Officer Compensation

         In March 1996, the Committee established a base salary for Mr. St. Charles for fiscal 1997. This base salary represented an increase over Mr. St. Charles' fiscal 1996 base salary. The Compensation Committee also established a target bonus for Mr. St. Charles under the fiscal 1997 bonus plan. The fiscal 1997 base salary level and target bonus were based upon a number of factors, including (a) the Compensation Committee's assessment of the fiscal 1996 performance of the Company and Mr. St. Charles, (b) fiscal 1997 Company performance objectives and individual performance objectives and responsibilities for Mr. St. Charles established in March 1996, and (c) the market compensation data for companies in the same industry and geographic location and similar in size to the Company in terms of revenue. These objectives included satisfactorily managing the Company's overall corporate business plan, such as meeting the Company's profitability projections and the Company's sales targets, and strengthening the Company's financial position.

         In fiscal 1997, the Compensation Committee granted Mr. St. Charles a new stock option to purchase 100,000 shares. The number of shares granted was based on Mr. St. Charles' position, fiscal 1996 performance and expected performance in fiscal 1997 and beyond.

         The  Compensation   Committee  has  concluded  that  Mr.  St.  Charles'
performance in fiscal 1997 warrants the compensation for fiscal 1997 as reflected in the Summary Compensation Table.

Compliance with Section 162(m) of the Internal Revenue Code of 1986.

         The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for 1997. The Company does not expect cash compensation for 1997 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

                                            COMPENSATION COMMITTEE

                                            John C. Bolger
                                            Thomas Kailath
                                            Richard Murphy

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

         The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The graph below compares the cumulative total shareholder return of the Common Stock of the Company from March 1, 1992 to February 28, 1997 with the cumulative total return of the Nasdaq Composite Index and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the other indices on March 1, 1992, and reinvestment of all dividends).

         The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's Common Stock.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

        NASDAQ Composite Index  H&Q Technology Index    Integrated Systems, Inc.

2/28/92             100                100                       100
8/31/92              89                 86                        63
2/28/93             106                101                        58
8/31/93             117                104                        79
2/28/94             124                119                       108
8/31/94             120                121                       117
2/28/95             125                138                       193
8/31/95             161                194                       263
2/28/96             175                207                       422
8/30/96             223                223                       598
2/28/97             207                271                       408


                              CERTAIN TRANSACTIONS

         Since March 1, 1996, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Company's Common Stock had or will have a direct or indirect material interest other than
(i) compensation arrangements, which are described under "Proposal No, 1 - Election of Directors - Board of Directors' Meetings and Committees" and "Executive Compensation" and (ii) the transaction described below.

         During fiscal 1997, Digital Link Corporation purchased products and services totaling approximately $350,000 from the Company. These transactions were made on terms substantially similar to those the Company offers to other customers. Dr. Gupta, the Chairman of the Board of Directors and Secretary of the Company, served as a member of the Board of Directors of Digital Link Corporation. Mrs. Gupta, who is a director of the Company and the spouse Dr. Gupta, is the Chairperson of the Board of Directors of Digital Link Corporation. Dr. and Mrs. Gupta are more than 10% shareholders of both Digital Link Corporation and the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were complied with during fiscal 1997, except as follows: David St. Charles, President and Chief Executive Officer, filed late one report covering five transactions.




                              SHAREHOLDER PROPOSALS

         Shareholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1998 Annual Meeting of Shareholders must be received by February 20, 1998.




                                 OTHER BUSINESS

         The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies in the form accompanying this Proxy Statement will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


                                            By Order of the Board of Directors




                                            /s/ Narendra K. Gupta
                                            Narendra K. Gupta
                                            Chairman of the Board







================================================================================
                  ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN
                       AND DATE THE ACCOMPANYING PROXY AND
                RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
================================================================================

                            INTEGRATED SYSTEMS, INC.
                             1988 Stock Option Plan
                          As Adopted September 26, 1988
                         As Amended through March 28, 1997



         1. PURPOSE. This Stock Option Plan ("Plan") is established to provide incentive for selected persons to promote the financial success and progress of Integrated Systems, Inc. (the "Company") by granting such persons options to purchase shares of common stock of the Company.

         2. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board of Directors of the Company (the "Board") and after the date of certain amendments to the Plan. In addition, no later than twelve (12) months after the Company becomes subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") the Company will comply with the requirements of Rule 16b-3 with respect to shareholder approval.

         3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company.

         4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is Seven Million (7,000,000) Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

         5. ADMINISTRATION. This Plan may be administered by the Board or a Committee appointed by the Board (the "Committee"). If, at the time the Company registers under the Exchange Act, a majority of the Board is not comprised of Disinterested Persons, the Board shall appoint a Committee consisting of not less than three persons (who need not be members of the Board), each of whom is a "Disinterested Person" (as defined in Section 6(b)(iv) of the Plan) and an "Outside Director" (as defined in Section 6(b)(vi) of the Plan) or qualifies under transition rules as an Outside Director. As used in this Plan, references to the "Committee" shall mean either such Committee or the Board if no Committee has been established. After registration of the Company under the Exchange Act, Board members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan or on the grant of any Options pursuant to this Plan to any officer or director of the Company or other person (in each case, an "Insider") whose transactions in the Company's common stock are subject to Section 16(b) of the Exchange Act, but any such member may be counted for determining the existence of a quorum at any meeting of the Board during which action is taken with respect to Options or administration of this Plan and may vote on the grant of any Options pursuant to this Plan other than to Insiders. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate the authority to officers of the Company to grant Options under this Plan to Optionees who are not Insiders of the Company. No Optionee shall be eligible to receive more than 500,000 Shares at any time during the term of this Plan pursuant to the grant of Options hereunder.

         6. ELIGIBILITY. Options may be granted only to such employees, officers, directors and consultants of the Company or any Parent, Subsidiary or Affiliate of the Company (as defined below) as the Committee shall select from time to time in its sole discretion ("Optionees"), provided that only employees of the Company or a Parent or Subsidiary of the Company shall be eligible to receive ISOs. An Optionee may be granted more than one Option under this Plan.

                  (a) Assumption of Options. The Company may, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an option under this Plan in replacement of the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an option hereunder if the other Company had applied the rules of this Plan to such grant.

                  (b) Definitions. As used in the Plan, the following terms shall have the following meanings:

                           (i) "Parent"  means any  corporation  (other than the
Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           (ii) "Subsidiary"  means any corporation  (other than
the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           (iii)   "Affiliate"   means  any   corporation   that
directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                           (iv)  "Disinterested  Person"  shall have the meaning
set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission ("SEC") under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

                           (v) "Fair  Market  Value"  shall mean the fair market
value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for Common Stock of the Company on the last trading day prior to the date of determination or, in the event the Common Stock of the Company is listed on a stock exchange or the Nasdaq National Market, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination.

                           (vi) "Outside  Director"  shall mean any director who
is not (i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company, (ii) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company or (iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) of the Code, is defined in the regulations promulgated under Section 162(m), "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

         7. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares for which the Option shall be granted, the exercise price of the Option, the periods during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following terms and conditions:

                  (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

                  (b) Exercise Price. The exercise price of an Option shall be not less than the Fair Market Value of the Shares, at the time that the Option is granted. The exercise price of any Option granted to a person owning 10% or more of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall not be less than 110% of the Fair Market Value of the Shares at the time of the grant, as determined by the Committee in good faith.

                  (c) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the option grant; provided, however, that no Option shall be exercisable after the expiration of ten years from the date the option is granted, and provided further that no Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

                  (d) Limitations on ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during the calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of stock with respect to which ISOs are first exercised exceeds $100,000, the Options for the first $100,000 worth of stock shall be ISOs and options for the amount in excess of $100,000 shall be NQSOs.

                  (e) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

                  (f) Assumed Options. In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 425(c) of the Code). In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 6(a), such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

         8.       EXERCISE OF OPTIONS.

                  (a) Notice. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws together with payment in full of the exercise price for the number of Shares being purchased.

                  (b) Payment. Payment for the Shares may be made (i) in cash (by check); (ii) by surrender of shares of common stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option;
(iii) where permitted by applicable law and approved by the Committee in its sole discretion, by tender of a full recourse promissory note having such terms as may be approved by the Committee; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (v) by any combination of the foregoing where approved by the Committee in its sole discretion. Optionees who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

                  (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

                  (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                           (i)  If an  Optionee  ceases  to be  employed  by the
Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, the Optionee may exercise such Optionee's Options to the extent (and only to the extent) that it would have been exercisable upon the date of termination, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant), provided that, if Optionee is an Insider and the Company is subject to Section 16(b) of the Exchange Act, the Optionee's Option will be exercisable for a period of time sufficient to allow such Optionee from having a matching purchase and sale under
Section 16(b), with any extension beyond three (3) months from termination of employment in the case of an Option constituting an ISO being deemed to be as an NQSO, and provided further that in no event may an Option be exercisable later than the expiration date of the Option.

                           (ii) If an Optionee's  employment with the Company or
any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of the Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Code, such Optionee's Options may be exercised to the extent (and only to the extent) that it would have been exercisable by the Optionee on the date of termination, by the Optionee (or the Optionee's legal representative) within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

                           (iii)  The   Committee   shall  have   discretion  to
determine whether the Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

                           (iv) In the case of an  Optionee  who is a  director,
independent consultant, contractor or advisor, the Committee will have the discretion to determine whether the Optionee is "employed by the Company or any Parent, Subsidiary or Affiliate of the Company" pursuant to the foregoing Sections.

                           (v) An Option  shall not be  exercisable  unless such
exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

                           (vi) The Committee  may specify a reasonable  minimum
number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

         9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

         10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its shareholders.

         11. ADJUSTMENT OF OPTIONS SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

         12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment at any time, with or without cause.

         13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

         14.  RESTRICTIONS  ON SHARES.  At the discretion of the Committee,  the
Company may reserve to itself or its assignee(s) in the Grant (a) a right of first refusal to purchase any Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) a right to repurchase all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or its Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at (i) the Optionee's original purchase price (provided that the right to repurchase at such price shall lapse at the rate of at least 20% per year from the date of grant), (ii) the Fair Market Value of such Shares as determined by the Committee in good faith or (iii) a price determined by a formula or other provision set forth in the Grant.

         15. ASSUMPTION OF OPTIONS BY SUCCESSORS. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full at least ten days prior to (and shall expire on) the consummation of such dissolution, liquidation, merger or sale of stock or sale of assets on such conditions as the Committee shall determine unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options. The aggregate Fair Market Value (determined at the time an Option is granted) of stock with respect to ISOs which first become exercisable in the year of such dissolution, liquidation, merger, sale of stock or sale of assets cannot exceed $100,000. Any remaining accelerated ISOs shall be NQSOs.

         16. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that the Committee shall not, without the approval of the holders of a majority of the outstanding voting shares of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to incentive stock option plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

         17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board.

                                                                      APPENDIX B


--------------------------------------------------------------------------------
                            INTEGRATED SYSTEMS LOGO
PROXY
                                                                         PROXY
                            INTEGRATED SYSTEMS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 15, 1997

     The undersigned hereby appoints Narendra K. Gupta and William C. Smith, or either of them, as proxies and attorneys in fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Integrated Systems, Inc. (the "Company") to be held at the Company, 201 Moffett Park Drive, Sunnyvale, CA, 94089 on July 15, 1997 at 2:00 p.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

                (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------

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                                                              [X]    Please mark
                                                                      your votes
                                                                       as this


MANAGEMENT RECOMMENDS A VOTE FOR ALL THE
NOMINEES FOR DIRECTOR LISTED BELOW AND A
VOTE FOR PROPOSALS 2 AND 3.
                                                 WITHHOLD
PROPOSAL 1: To elect  directors  to hold   FOR*   FOR ALL                                               FOR      AGAINST   ABSTAIN
office until the next Annual  Meeting of   [  ]    [  ]   PROPOSAL 2. To approve the  amendment to      [  ]      [  ]       [   ]
Shareholders  and until their successors                  the 1988 Stock Option Plan.
are elected.
                                                          PROPOSAL 3: To ratify the  selection  of
Nominees:  Narendra  K.  Gupta,  John C.                  Coopers  &  Lybrand  as  the   Company's      [  ]      [  ]       [   ]
Bolger,  Vinita Gupta,  Thomas  Kailath,                  independent public accountants.
Richard  C.  Murphy  and  David  P.  St.
Charles

To  withhold  authority  to vote for any
nominee(s),   write   such   nominee(s)'
name(s) below.

----------------------------------------
                                                          Sign exactly as name(s) appears on your stock  certificate.  If shares
I PLAN TO ATTEND THE MEETING                   [  ]       of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise,  both or all of such persons should sign the above Proxy. If shares of stock are held of record by a  corporation,  the Proxy should be executed by the  President  or Vice  President  and  the  Secretary  or  Assistant
                                                          Secretary.  Executors  or  administrators  or  other  fiduciaries  who execute the above Proxy for a deceased  Shareholder  should give their full title. Please date the Proxy.

Signature(s) ___________________________________________________________________________________         Date __________________
WHETHER  OR NOT YOU PLAN TO ATTEND  THE  MEETING IN  PERSON,  YOU ARE URGED TO SIGN AND  PROMPTLY  MAIL THIS PROXY IN THE RETURN
ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
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





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